Exhibit 5.1

Pillsbury Winthrop Shaw Pittman LLP

12255 El Camino Real, Suite 300  |  San Diego, CA 92130-4088  |  tel 619.234.5000  |  fax 858.509.4010

March 25, 2016

Opexa Therapeutics, Inc.

2635 Technology Forest Blvd.

The Woodlands, Texas 77381

Ladies and Gentlemen:

We are acting as counsel for Opexa Therapeutics, Inc., a Texas corporation (the “Company”), in connection with the issuance and sale of 1,000,000 shares (the “Shares”) of common stock, $0.01 par value (the “Common Stock”), of the Company, all of which are authorized but heretofore unissued shares to be offered and sold by the Company pursuant to the Registration Statement on Form S-3 (Registration No. 333-208314) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”), and related prospectus dated March 25, 2016, as supplemented by the prospectus supplement dated March 25, 2016, relating to the offer and sale of the Shares (as so supplemented, the “Prospectus”).

We have reviewed and are familiar with such documents, corporate proceedings and other matters as we have considered relevant or necessary as a basis for the opinions in this letter. Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and the Prospectus and in accordance with the resolutions adopted by the Board of Directors of the Company, will be validly issued, fully paid and nonassessable.

The opinions set forth in this letter are limited to the Texas Corporation Law of the State of Texas, as in effect on the date hereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed by the Company with the Commission on the date hereof and the incorporation thereof in the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Pillsbury Winthrop Shaw Pittman LLP